UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2017
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Forest City Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	1-37671 (Commission File Number)	47-4113168 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 9, 2017, the Board of Directors of Forest City Realty Trust, Inc. (the “Company”) approved Change of Control Agreements, as well as enhanced severance protections (the “Severance Enhancements”) under the Forest City Employer, LLC Severance Plan (the “Severance Plan”) with certain executives, including Duane F. Bishop, the Company's Chief Operating Officer, and Ronald A. Ratner, the Company’s Executive Vice President - Development, both of whom are named executive officers, as disclosed in the Company’s definitive proxy statement/prospectus, filed with the Securities and Exchange Commission on May 1, 2017. The descriptions of the Change of Control Agreements and Severance Enhancements included in this Current Report on Form 8-K are not complete and are qualified in their entirety by reference to the full text of the exhibits attached hereto.

Change of Control Agreements

The Change of Control Agreements have an initial term of two years, with automatic one-year annual renewals unless either party to the agreement provides written notice of an intent not to renew at least 180 days prior to the scheduled expiration of the Change of Control Agreement. However, in the event that a “change of control” of the Company (as defined in the Company’s 1994 Stock Plan) occurs during the term of a Change of Control Agreement, the term of the agreement would automatically be extended for two years following the change of control.

The Change of Control Agreement provides for the following severance benefits if, within two years after a change of control, the executive’s employment is terminated (i) by the Company for “Disability” or other than for “Cause”, or (ii) by the executive for “Good Reason”, as such terms are defined in the Change of Control Agreement:

•A lump sum cash severance payment equal to two times the sum of the executive’s base salary and average annual bonus for the last three fiscal years prior to the change of control;

•Continued medical, dental and vision insurance benefits for 18 months after termination, with the Company subsidizing 65% of the applicable COBRA premiums;

•Provided that the termination of employment occurs after at least one-half of the applicable performance period has lapsed, pro-rata vesting of any outstanding performance-based short-term and long-term cash and equity incentive awards (but not in duplication of any vesting that the executive otherwise might receive in the event of his or her disability or retirement);

•Accelerated vesting in full (without pro-ration) of any outstanding restricted share or restricted share unit awards that otherwise are subject to a vesting schedule based solely on continued service; and

•Outplacement services for a period of up to one year after termination, at a cost to the Company of not more than $25,000.

The Change of Control Agreements also provide that the Company will reimburse the executive for legal fees and expenses that may be incurred to enforce the Change of Control Agreement, if the executive prevails on at least one material claim.

The rights of an executive to receive severance benefits under the applicable Change of Control Agreement are conditioned upon the executive’s release of claims against the Company and the executive’s compliance with confidentiality and non-disparagement agreements and covenants restricting his or her competition with the Company and solicitation of Company employees or customers for one year after termination of employment.

Severance Enhancements

The Severance Plan provides severance protections for eligible full and part-time associates of the Company whose employment may be terminated in qualifying circumstances. Severance benefits under the Severance Plan include salary continuation benefits, which generally are calculated based on the associate’s years of service at the time of a qualifying termination. An associate’s entitlement to severance benefits under the Severance Plan is conditioned upon his or her release of claims against the Company.

In order to provide Severance Enhancements under the Severance Plan for Ronald A. Ratner and certain other executives, on June 9, 2017, the Board of Directors of the Company approved a form of letter agreement between Forest City Employer, LLC and the executives subject to the Severance Enhancements. Pursuant to the letter agreement, if the executive’s employment is terminated prior to January 1, 2020 under circumstances that would entitle the executive to benefits under the Severance Plan, he or she will be provided with continuation benefits under the Severance Plan for a period of no less than 78 weeks.

The form of Change of Control Agreement, the form of letter agreement providing Severance Enhancements, and the Severance Plan are included with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated into this Item 5.02 by reference.

Item 9.01. Exhibits

(d)	Exhibits

Exhibit Number		Description
10.1	—	Form of Change of Control Agreement
10.2	—	Form of Letter Agreement Regarding Severance Plan Enhancements
10.3	—	Forest City Employer, LLC Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY REALTY TRUST, INC.

		By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

Date:	June 14, 2017

EXHIBIT INDEX

Exhibit Number		Description
10.1	—	Form of Change of Control Agreement
10.2	—	Form of Letter Agreement Regarding Severance Plan Enhancements
10.3	—	Forest City Employer, LLC Severance Plan